UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February 25, 2005

Date of Report (Date of earliest event reported)

FTD GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32425	87-0719190
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3113 Woodcreek Drive Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 719-7800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On February 25, 2005, FTD Group, Inc. repurchased 49,692 shares of its 14% Senior Redeemable Exchangeable Cumulative Preferred Stock, par value $0.01 per share, and 72,695 shares of its 12% Junior Redeemable Exchangeable Cumulative Preferred Stock, par value $0.01 per share, from Green Equity Investors IV, L.P. and one of its affiliates for an aggregate purchase price of $156.8 million.  Green Equity Investors IV, L.P. is an investment fund affiliated with Leonard Green & Partners, L.P. and is the majority stockholder of FTD Group, Inc.  Following the repurchase, FTD Group, Inc. has no preferred stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD GROUP, INC.

By:	/s/ Carrie A. Wolfe
Name:	Carrie A. Wolfe
Title:	Chief Financial Officer

Date: February 28, 2005